                                                                   Exhibit 10.17

                                                                  Project L06276
                                                                  Contract 5F

                              AIA Document AlOl/CMa

                           STANDARD FORM OF AGREEMENT
                          BETWEEN OWNER AND CONTRACTOR

                 where the basis of payment is a STIPULATED SUM

                    1992 CONSTRUCTION MANAGER-ADVISER EDITION

      THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

The 1992 Edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

AGREEMENT

made as of the Nineteenth day of December in the year of Two Thousand Six (in words, indicate day, month and year)

BETWEEN the Owner:                      Converted Organics of Woodbridge, LLC
(Name and address)                      99 Madison Avenue
                                        Fanwood, NJ 07023

and the Contractor:                     Hatzel and Buehler, Inc.
(Name and address)                      5A South Gold Drive
                                        Hamilton, NJ 08691

For the following Project:              Converted Organics of Woodbridge, LLC
(Include detailed description of        75 Crows Mill Road
Project, location, address and scope)   Keasbey, NJ

The Construction Manager is:            The Construction Partnership, Inc.
(Name and address)                      436 Creamery Way, Suite 100
                                        Exton, PA 19341

The Architect is:                       For the purposes of this Agreement all
(Name and address)                      references to "Architect" shall be
                                        intended to mean "Process Engineer".
                                        Process Engineer is:

                                             Weston Solutions, Inc.
                                             1 Wall Street
                                             Manchester, NH 03101

The Owner and Contractor agree as set forth below.

Copyright 1975, 1980, (C)1992 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 2OO06-5292. Reproduction of the material herein or substantial quotation of its provisions without the written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution

(LOGO) AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT, CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 -
         WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   1

                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and areas fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

Provide Electrical work in accordance with the Contractor's Proposal dated November 13, 2006 and Contractor's letter, dated November 30, 2006, the Terms and Conditions of which shall take precedence over any other contract document including, but not limited to, the specifications listed in Attachment "A" and drawings listed in Attachment "B". In the event of a conflict between said proposal and any other contract documents, the said proposal shall be controlling.

                                    ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

     DATE OF COMMENCEMENT SHALL BE FIXED WITHIN 45 DAYS OF THE DATE OF THIS AGREEMENT.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner, through the Construction Manager, in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

          425 DAYS FROM THE NOTICE TO PROCEED

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time)

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT, CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   2

                                    ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Two Million One Hundred Thirty Four Thousand Dollars ($2,134,000), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

4.3 Unit prices, if any, are as follows:

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT, CONSTRUCTION
MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING:
UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   3

                                    ARTICLE 5
                                PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted by the Contractor to the Construction Manager, and upon Project Applications and Certificates for Payment issued by the Construction Manager and Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

5.3 Provided an Application for Payment is submitted to the Construction Manager not later than the 25th day of a month, the Owner shall make payment to the Contractor not later than the 30th day of the following month. If an Application for Payment is received by the Construction Manager after the application date fixed above, payment shall be made by the Owner not later than 30 days after the Construction Manager receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the Schedule of Values submitted by the Contractor in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Construction Manager or Architect may require. This schedule, unless objected to by the Construction Manager or Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the work in the Schedule of Values, less retainage of Ten percent (10%) Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent (10%);

5.6.3 Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Construction Manager or Architect has withheld or nullified a Certificate for Payment as provided in Paragraph
9.5 of the General Conditions.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to One Hundred percent (100%) of the Contract Sum, less such amounts as the Construction Manager recommends and the Architect determines for incomplete Work and unsettled claims; and

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows:

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Subparagraphs 5.6.1 and 5.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT. CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1902 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   4

                                    ARTICLE 6
                                  FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Project Certificate for Payment has been issued by the Construction Manager and Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the final Project Certificate for Payment, or as follows:

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

(Usury laws and requirements under the Federal Truth in Lending Act, similar stale and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waiters.)

7.3 Temporary facilities and services:

(Here insert temporary facilities and services which are different from or in addition to those included elsewhere in the Contract Documents.)

7.4 Other Provisions:

(Here list any special provisions affecting the Contract.)

Insurance requirements shall be as set forth in the attached "Contractor's Statement of Insurance Conditions".

The execution of this Agreement is continent on the Owner securing a letter from the Bank of New York confirming financing if this project in the amount of a minimum of $17,500,000 including $700,000 in contingency funds.

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT, CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   5

                                    ARTICLE 8
                            TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                    ARTICLE 9
                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101/CMa, 1992 Construction Manager-Adviser Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201/CMa, 1992 Construction Manager-Adviser Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated _______________________________, and are as follows:

DOCUMENT   TITLE   PAGES
--------   -----   -----


9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and ace as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement)

SECTION    TITLE   PAGES
--------   -----   -----


                               See Attachment "A"

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT, CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS. 1735 NEW YORK AVENUE, N.W., WASHINGTON. DC 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                                 A101/CMA-1992 6

9.1.5 The Drawings are as follows, and are dated ___________________ unless a different date is shown below.

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

NUMBER     TITLE   DATE
------     -----   ----


                               See Attachment "B"



9.1.6 The Addenda, if any, are as follows:

NUMBER     DATE    PAGES
------     ----    -----


Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT. CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, DC 2OO06-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   7

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

This project is a New Jersey Economic Development Agency project. Contractor is to meet all requirements of the NJEDA as stated in the meeting attended by Construction Manager and Contractor on November 2, 2006. These items include but are not limited to:

Prevailing wage requirements as documented in TCPI Meeting Minutes dated November 2, 2006 and information package provided at the meeting (attached).

Affirmative action requirements as documented in TCPI meeting minutes dated November 2, 2006 and information package provided at the meeting (attached).

NJEDA Exhibit "E" attached.

This Agreement is entered into as of the day and year first written above and is executed in at least four original copies of which one is to be delivered to the Contractor, one each to the Construction Manager and Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER                                   CONTRACTOR


/s/ Edward Gildea                       /s/ Scott Eyester
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)

EDWARD GILDEA, PRESIDENT                Scott Eyester - Vice President
(Printed name and title)                (Printed name and title)

(AIA LOGO)

CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced. See Instruction Sheet for Limited License for Reproduction of this document.

AIA DOCUMENT A101/CMA - OWNER-CONTRACTOR AGREEMENT, CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.


                                                               A101/CMA-1992   8

                                 ATTACHMENT "A"

SPECIFICATION LIST (AS PREPARED BY WESTON SOLUTIONS, INC.)

Title                                                             Revision
-----                                                             --------
16000    Electrical Provisions                                       B
16010    Electrical General                                          B
16111    Conduit                                                     B
16114    Cable Trays                                                 B
16121    Medium Voltage Cable                                        B
16123    Wires and Cables                                            B
16130    Boxes                                                       B
16141    Wiring Devices                                              B
16170    Grounding & Bonding                                         B
16190    Supporting Devices                                          B
16195    Electrical Identification                                   B
16312    Unit Substation                                             B
16340    Medium Voltage Metal-Clad Switch Gear (C/B Switchgear)      B
16440    Disconnect Switches                                         B
16461    Dry Type Transformers                                       B
16470    Panelboards                                                 B
16480    Motor Control                                               B
16480A   Motor Control Center(s)                                     B
16510    Lighting Fixtures and Lamps                                 B

                                 ATTACHMENT "B"

DRAWING LIST (AS PREPARED BY CONVERTED ORGANICS)

G-l    Solid Waste Receiving
G-2    Not Included
G-3    Macerator and Y Tank
G-4    Digesters
G-5    Digesters
G-6    Not Included
G-7    Primary Screen and Press Feed Tank
G-8    Rotary Press
G-9    Clarifier and Cooling Tower
G-10   Filtrate and Filtrate Catch Tank
G-11   Evaporator System
G-12   Dryer System
G-13   Not Included
G-14   Pelletizer and Bagger
G-15   Hot Water Recovery System
G-16   Wastewater Treatment
G-17   Process Vapor
G-l8   Process Odor Control System
G-19   Boiler System
G-20   Compressed Air System

(TCPI LOGO)                                             CONTRACTORS STATEMENT OF
The Construction Partnership, Inc.                          INSURANCE CONDITIONS

All contractors performing services for Owner are required to provide the following insurance with insurance companies licensed in the State in which the work is being performed prior to the performance of the work:

1. The Contractor shall purchase insurance as described below in a company or companies properly licensed to do business in the State in which the work is being performed and acceptable to the Construction Manager. Such insurance shall be written for not less than the limits specified below, or the minimum limits specified in the prime contract, whichever requirement is greater. Coverages shall be kept in force without interruption from the date of commencement of the work until final payment and termination of any coverage required to be maintained after final payment.

          a.   Workers Compensation

               Statutory coverage and amounts as required by the State in which the work is being performed.

               Employers Liability
               $500,000 Each Accident
               $500,000 Aggregate for Injury By Disease
               $500,000 Each Employee for Injury By Disease

          b. Commercial General Liability including Premises and Operations, XCU covering explosion, collapse and underground hazards, Independent Contractors Protective, Products and Completed Operations, Blanket Contractual Liability, Personal Injury and Broad Form Property damage.

               Bodily Injury and Property Damage Combined
               $1,000,000 Any One Occurrence (Coverage A)
               $1,000,000 Any One Person or Organization (Coverage B) $2,000,000 Products/Completed Operations Aggregate
               $2,000,000 General Aggregate
               $50,000 Fire Damage
               $5,000 Medical Expense

               The general aggregate limit shall apply on a per project basis.

               General Liability insurance shall be written on an "occurrence" basis. General Liability insurance shall name the Construction Manager, Owner and Architect as Additional Insureds on a primary and noncontributory basis via ISO endorsements CG2037 & CG2033 or an endorsement providing equivalent coverage to the Additional Insureds. Coverage for Additional Insureds must be as broad as coverage provided to the Named Insured. Coverage shall not be cut back or limited for Additional Insureds.

               Products and Completed Operations coverage shall be extended to Additional Insureds and shall be maintained with the same limits as above for three years commencing with final acceptance and payment by the Construction Manager.

               Contractual Liability insurance shall cover the Contractor's obligations under the indemnification agreement included herein.

          c. Comprehensive Automobile Liability including coverage for owned, hired and non-owned vehicles.

               Bodily Injury and Property Damage Combined
               $1,000,000 each accident

          d.   Umbrella Liability

               Bodily Injury and Property Damage Combined
               $1,000,000 Products/Completed Operations Aggregate
               $1,000,000 General Aggregate
               $1,000,000 Any One Occurrence (Coverage A)
               $1,000,000 Any One Person or Organization (Coverage B)

               The general aggregate limit shall apply on a per project basis.

               Umbrella liability insurance shall be written on an "occurrence" basis and shall name the Construction Manager, Owner and Architect as Additional Insureds on a primary and noncontributory basis. Coverage for Additional Insureds must be as broad as coverage provided to the Named Insured. Coverage shall not be cut back or limited for Additional Insureds.

               Contractor agrees to furnish an Acord certificate of insurance to the Construction Manager prior to commencement of work. Such certificate shall provide that the required insurance coverages will not be cancelled, non-renewed or materially changed unless at least thirty (30) days prior to written notice is given to Construction Manager.

2. Subcontractors of any tier shall be required to maintain the same insurance, which is required of the Contractor.

3. Qualification of Insurers: In order to determine financial strength and reputation of insurance carriers, all companies providing coverages required shall have financial rating not lower than A as listed in A.M. Best's Key Rating Guide, current edition. Companies with ratings lower than A will be acceptable only upon written consent of Construction Manager.

4. Owner's or Construction Manager's insurance will not apply to machinery, tools and other non-expendable items of equipment owned or rented by subcontractor or its subcontractors or to other personal property of subcontractors, its subcontractors, or employees. TCPI shall not be liable for any loss or damage thereto.

5. THE CERTIFICATES OF INSURANCE SHALL SPECIFY OWNER NAME, PROJECT TITLE AND PROJECT NUMBER. PLEASE HAVE YOUR AGENT FORWARD YOUR INSURANCE CERTIFICATE
     TO: THE CONSTRUCTION PARTNERSHIP, INC., 436 CREAMERY WAY, SUITE 100, EXTON, PA 19341.


                                                                     Page 2 of 2